Exhibit 8.1

[KIRKLAND & ELLIS LLP LETTERHEAD]

October 21, 2005

National MENTOR, Inc.

and the Guarantors set forth on Exhibit A

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

Re:     Registration Statement on Form S-4 (Registration No. 333-                    )

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to National MENTOR, Inc., a Delaware corporation (the “Issuer”), and the guarantors set forth on Exhibit A hereto (the “Guarantors” and, collectively with the Issuer, the “Registrants”).  This opinion letter is being delivered in connection with the proposed registration by the Issuer of $150,000,000 in aggregate principal amount of the Issuer’s 9-5/8% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”) pursuant to a Registration Statement on Form S-4 (Registration No. 333-                   ) as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

You have requested our opinion as to certain United States federal income tax consequences of participating in the exchange offer for Exchange Notes described in the Registration Statement.  Our opinion, under the law in effect on the date hereof, is set forth in the statements made in the Registration Statement under the caption “Certain U.S. Federal Income Tax Consequences — United States Holders — Exchange Offer.”

The opinion set forth therein is based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the “IRS”) contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.

Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in the Registration Statement will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any

KIRKLAND & ELLIS LLP

National MENTOR, Inc.

October 21, 2005

Federal income tax matter other than those discussed in the Registration Statement under the caption “Certain U.S. Federal Income Tax Consequences — United States Holders — Exchange Offer.” Federal income tax matter other than those discussed in the Registration Statement under the caption “Certain U.S. Federal Income Tax Consequences — United States Holders — Exchange Offer.”

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

Exhibit A

Guarantors

1.             NATIONAL MENTOR HOLDINGS, INC. (Delaware corporation)

2.             NATIONAL MENTOR, LLC (Delaware limited liability company)

3.             NATIONAL MENTOR SERVICES, LLC (Delaware limited liability company)

4.             FAMILY ADVOCACY SERVICES, LLC (Delaware limited liability company)

5.             NATIONAL MENTOR SERVICES, INC. (Delaware corporation)

6.             MENTOR MANAGEMENT, INC. (Delaware corporation)

7.             NATIONAL MENTOR HEALTHCARE, LLC (Delaware limited liability company)

8.             CAROLINA BEHAVIORAL SERVICES, LLC (Delaware limited liability company)

9.             CENTER FOR COMPREHENSIVE SERVICES, INC. (Illinois corporation)

10.           ILLINOIS MENTOR, INC. (Illinois corporation)

11.           REHABILITATION ACHIEVEMENT CENTER, INC. (Illinois corporation)

12.           MASSACHUSETTS MENTOR, INC. (Massachusetts corporation)

13.           CORNERSTONE LIVING SKILLS, INC. (California corporation)

14.           LOYD’S LIBERTY HOMES, INC. (California corporation)

15.           UNLIMITED QUEST, INC. (California corporation)

16.           FIRST STEP INDEPENDENT LIVING PROGRAM, INC. (California corporation)

17.           HORRIGAN COLE ENTERPRISES, INC. (California corporation)

18.           OHIO MENTOR, INC. (Ohio corporation)

19.           SOUTH CAROLINA MENTOR, INC. (South Carolina corporation)

20.           MENTOR MARYLAND, INC. (Maryland corporation)

21.           REM, INC. (Minnesota corporation)

22.           REM ARIZONA, INC. (Arizona corporation)

23.           REM ARIZONA REHABILITATION, INC. (Arizona corporation)

24.           REM ARROWHEAD, INC. (Minnesota corporation)

25.           REM ATLANTIC, INC. (Iowa corporation)

26.           REM CENTRAL LAKES, INC. (Minnesota corporation)

27.           REM COLORADO, INC. (Colorado corporation)

28.           REM COMMUNITY OPTIONS, INC. (West Virginia corporation)

29.           REM COMMUNITY PAYROLL SERVICES, LLC (Minnesota limited liability company)

30.           REM CONNECTICUT COMMUNITY SERVICES, INC. (Connecticut corporation)

31.           REM CONSULTING & SERVICES, INC. (Minnesota corporation)

32.           REM CONSULTING OF OHIO, INC. (Ohio corporation)

33.           REM COUNCIL BLUFFS, INC. (Minnesota corporation)

34.           REM DEVELOPMENTAL SERVICES, INC. (Iowa corporation)

35.           REM HEALTH, INC. (Minnesota corporation

36.           REM HEALTH OF IOWA, INC. (Iowa corporation)

37.           REM HEALTH OF NEBRASKA, LLC (Delaware limited liability company)

38.           REM HEALTH OF WISCONSIN, INC. (Wisconsin corporation)

39.           REM HEALTH OF WISCONSIN II, INC. (Wisconsin corporation)

40.           REM HEARTLAND, INC. (Minnesota corporation)

41.           REM HENNEPIN, INC. (Minnesota corporation)

42.           REM HOME HEALTH, INC. (Minnesota corporation)

43.           REM INDIANA, INC. (Indiana corporation)

44.           REM INDIANA COMMUNITY SERVICES, INC. (Indiana corporation)

45.           REM INDIANA COMMUNITY SERVICES II, INC.(Indiana corporation)

46.           REM IOWA COMMUNITY SERVICES, INC. (Iowa corporation)

47.           REM IOWA, INC. (Iowa corporation)

48.           REM LEADWAY, INC. (Minnesota corporation)

49.           REM MANAGEMENT, INC. (Minnesota corporation)

50.           REM MARYLAND, INC. (Maryland corporation)

51.           REM MINNESOTA COMMUNITY SERVICES, INC. (Minnesota corporation)

52.           REM MINNESOTA, INC. (Minnesota corporation)

53.           REM NEVADA, INC. (Nevada corporation)

54.           REM NEW JERSEY, INC. (New Jersey corporation)

55.           REM NORTH DAKOTA, INC. (North Dakota corporation)

56.           REM NORTH STAR, INC. (Minnesota corporation)

57.           REM OHIO, INC. (Ohio corporation)

58.           REM OHIO WAIVERED SERVICES, INC. (Ohio corporation)

59.           REM OKLAHOMA COMMUNITY SERVICES, INC. (Oklahoma corporation)

60.           REM PENNSYLVANIA COMMUNITY SERVICES, INC. (Pennsylvania corporation)

61.           REM RAMSEY, INC. (Minnesota corporation)

62.           REM RIVER BLUFFS, INC. (Minnesota corporation)

63.           REM SILS OF IOWA, INC. (Iowa corporation)

64.           REM SOUTH CENTRAL SERVICES, INC. (Minnesota corporation)

65.           REM SOUTHWEST SERVICES, INC. (Minnesota corporation)

66.           REM UTAH, INC. (Utah corporation)

67.           REM WEST VIRGINIA, INC. (West Virginia corporation)

68.           REM WISCONSIN, INC. (Wisconsin corporation)

69.           REM WISCONSIN II, INC. (Wisconsin corporation)

70.           REM WISCONSIN III, INC. (Wisconsin corporation)

71.           REM WOODVALE, INC. (Minnesota corporation)